UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Pace Medical, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PACE MEDICAL, INC.

391 Totten Pond Road
Waltham, Massachusetts  02451

Notice of Annual Meeting
of Stockholders to be Held on September 8, 2005

The Annual Meeting of Stockholders of Pace Medical, Inc., a Massachusetts corporation, will be held on Thursday, September 8, 2005, at 9:30 A.M. Eastern Daylight Time, at the Winchester Country Club, 468 Mystic Street, Winchester, Massachusetts, for the following purposes:

1.                To fix the number of Directors at four and to elect a Board of Directors for the ensuing year; and

2.                To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on August 1, 2005 as the record date for determining the stockholders having the right to receive notice of and to vote at the Annual Meeting.

The business matters enumerated above are discussed more fully in the accompanying Proxy Statement. If you do not expect to be present at the meeting and wish your shares of Common Stock to be voted, you are requested to sign and mail promptly the enclosed Proxy which is being solicited on behalf of the Board of Directors. A return envelope, which requires no postage if mailed in the United States, is enclosed for that purpose.

By order of the Board of Directors,
DRUSILLA F. HAYS, Clerk
August 8, 2005

PACE MEDICAL, INC.

PROXY STATEMENT

Annual Meeting of Stockholders

September 8, 2005

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Pace Medical, Inc. (the “Company”) of Proxies for use at the Annual Meeting of Stockholders of the Company to be held, pursuant to the accompanying Notice of Annual Meeting, on Thursday, September 8, 2005, and at any adjournment or adjournments thereof (the “Annual Meeting”). Action will be taken at the Annual Meeting to fix the number of Directors at four and to elect the number of Directors so fixed.

If a stockholder specifies in his/her Proxy how it is to be voted, it will be voted in accordance with such specification. Any stockholder giving a Proxy in the accompanying form retains the power to revoke it at any time prior to the exercise of the powers conferred thereby. Any stockholder, who attends the Annual Meeting in person, will not be deemed thereby to revoke his/her Proxy unless such stockholder affirmatively indicates there his/her intention to vote the shares in person.

Most Pace Medical stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record.   If your shares are registered directly in your name with Pace Medical’s transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares and these proxy materials are being sent directly to you by Pace Medical. As the stockholder of record, you have the right to grant your voting proxy directly to Pace Medical or to vote in person at the meeting.

Beneficial Owners.   If your shares are held in a stock brokerage account, by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, trustee, or nominee who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use.

The Company’s principal executive offices are located at 391 Totten Pond Road, Waltham, Massachusetts 02451. The Company mailed this Proxy Statement and related form of Proxy on or about August 8, 2005 to the holders of record of its shares of Common Stock at the close of business on August 1, 2005.

The holders of record of shares of Common Stock of the Company at the close of business on August 1, 2005 may vote at the Annual Meeting. On that date, there were outstanding 3,354,870 shares of Common Stock.

Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting. An automated system administered by the Company’s transfer agent tabulates all votes cast at the Annual Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of the outstanding shares, or 1,677,436 shares, shall constitute a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately. If a quorum is present, the nominees who receive the greatest number of votes properly cast will be elected as directors. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors.

ELECTION OF DIRECTORS

It is the intention of the persons named as Proxies in the accompanying form of Proxy (unless authority to vote therefor is specifically withheld) to fix the number of directors for the ensuing year at four and to vote for the election as directors the following nominees: Ralph E. Hanson, Derrick Ebden, George F. Harrington (each of whom now serves as a director of the Company) and Steven E. Hanson, to serve until the next annual meeting of stockholders and until their successors are elected and qualified. In the event, however, that any of the nominees becomes unavailable (which is not now anticipated by the Company), the persons named as Proxies have discretionary authority to vote either for a substitute or to fix the number of directors to be elected at less than four. The Board of Directors has no reason to believe that any of the said persons will be unwilling or unable to serve if elected.

BUSINESS EXPERIENCE OF NOMINEES AND EXECUTIVE OFFICERS

Following is a list of names, ages and positions with the Company of all nominees for election as directors and all executive officers of the Company.

Name	Age	Positions
Ralph E. Hanson	76	Chairman of the Board, Treasurer, Director and Nominee
Steven E. Hanson	51	Chief Executive Officer and President and Nominee; Director of APC Medical Ltd.
Derrick Ebden	54	Director and Nominee; Director of APC Medical Ltd.
George F. Harrington	68	Director and Nominee
Drusilla F. Hays	55	Vice President and Clerk

Each Director is elected to hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Except as noted below, no officer holds his/her office for a fixed term and the Board of Directors may terminate any officer’s term of office.

Ralph E. Hanson is the Company’s founder and presently serves as the Company’s Chairman of the Board of Directors and as Treasurer of the Company. He has been a director of the Company since 1985. From 1985 until January 3, 2005, he served as the Company’s President and Chief Executive Officer. He is the father of Steven E. Hanson and is married to Drusilla Hays.

Steven E. Hanson was elected as President and Chief Executive Officer of the Company on January 3, 2005. He has been a director of APC Medical Ltd. since 1979. From 1992 until May, 2004, Steven Hanson served as President of Centerpulse Dental, a division of Sulzermedica, which was acquired by Zimmer Dental, Inc. During the period 1982 to 1992, Steven served in various positions with Intermedics, Inc. (later called Sulzer Intermedics, Inc.), also a division of Sulzermedica. He initially served as Director—International, and later, as Vice President—International. From 1977 to 1982, Steven served as Vice President—Sales and Marketing, of American Pacemaker Corporation until its acquisition by Intermedics, Inc. Steven E. Hanson is the son of Ralph E. Hanson.

Derrick Ebden has been a Director of the Company since 1985. Mr. Ebden has been the Managing Director of APC Cardiovascular Ltd., a distributor of medical devices, since March, 1990. See Certain Relationships and Related Transactions. Prior to that time, Mr. Ebden served as the Managing Director of the Company’s subsidiary, APC Medical, Ltd. since 1982 and had been a Vice President of the Company since its incorporation.

George F. Harrington has been a Director of the Company since 1986. He is President of Boston Equity Management Co., a private investment management firm, and has been involved in private investment management since 1967.

Drusilla F. Hays has been a Vice President and Clerk of the Company since 1985. Ms. Hays is married to Ralph Hanson.

CORPORATE GOVERNANCE

The Board of Directors did not meet during fiscal year 2004, but took action by unanimous written consent on three occasions.

The Company encourages all incumbent directors, as well as all nominees for election as director, to attend the Annual Meeting of Stockholders, to the extent practicable. At the Company’s June, 2004 Annual Meeting, Ralph E. Hanson was the only director in attendance.

The Board of Directors has no standing audit, compensation or nominating committees. The Company does not have an “audit committee financial expert” as that term is defined under the federal securities laws as the Company is not subject to any stock exchange or inter dealer quotation system requiring it to have an audit committee. Because of Messrs. Hanson and Ebden’s relationship with the Company, as described elsewhere in this proxy statement, Mr. Harrington is the only director of the Company who would be considered independent.

While the Company does not have a nominating committee, or a nominating committee charter, the functions normally conducted by a nominating committee are performed by the Company’s entire Board. In April, 2004, the Board adopted new guidelines for the nomination of directors. Under the guidelines, the Board of Directors is to identify Board candidates through numerous sources, including recommendations from Directors, executive officers and stockholders of Pace Medical. The Board then evaluates identified Board candidates based on the criteria established by and periodically reviewed by the Board. The Board seeks to identify those individuals most qualified to serve as Board members and will consider many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other Board members, and the candidate’s willingness to devote the time and effort required for Board responsibilities. Selected candidates are interviewed by one or more Board members. Pace Medical stockholders may recommend individuals to the Board for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Pace Medical Board of Directors, 391 Totten Pond Road, Waltham, Massachusetts 02451. Assuming that the appropriate information has been timely provided, the Board will consider these candidates substantially in the same manner as it considers other Board candidates it identifies.

Shareholder Communications

Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the Board or individual directors, as applicable, hear the views of stockholders and that appropriate responses are provided to stockholders in a timely manner. Any matter intended for the Board, or for any individual member or members of the board, should be directed to the Clerk of the Company, c/o Pace Medical, Inc., 391 Totten Pond Road, Waltham, Massachusetts 02451, with a request to forward the same to the intended recipient.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the federal securities laws, the Company’s directors and executive officers and any other persons holding more than ten percent of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in their ownership to the Securities and Exchange Commission. During the fiscal year ended December 31, 2004, all of these filing requirements were satisfied. In making these disclosures, the Company has relied solely on written representations of its directors, executive officers, and ten percent stockholders, and copies of reports that they have filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

1.   Summary of Annual Compensation

The table set forth below shows the annual compensation for the three fiscal years ended December 31, 2004 paid by the Company to Ralph E. Hanson, who served as the Company’s President and Chief Executive Officer during the period (the “named executive officer”). No other executive officer received a total annual salary and bonus in excess of $100,000 in any such fiscal year.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)	Securities Underlying Options(#)
Ralph E. Hanson,	2004	144,412	—	—	—
Chief Executive Officer	2003	139,064	—	—	—
	2002	144,412	—	—	—

2.   Stock Options

The table set forth below shows information regarding the value of unexercised stock options held by the named executive officer at December 31, 2004.

Aggregate Option Values At Fiscal Year End

	Number of Securities Underlying		Value of Unexercised
	Unexercised Options at FY-End(#)		In-the-Money Options
Name	Exercisable	Unexercisable	at FY-End(1)
Ralph E. Hanson	100,000	0	0

(1)   Represents the fair market value of the Company’s Common Stock on December 31, 2004 ($0.28 per share based on the closing quote on such date on the OTC Bulletin Board) minus the exercise price per share, of the exercisable options, multiplied by the number of shares subject to the option.

Ralph Hanson was not granted any options or other equity based compensation during the fiscal year ended December 31, 2004 and did not exercise any options during such fiscal year.

3.   Director Compensation

The Company’s directors receive no cash compensation in consideration for serving on the Board of Directors. However, in January, 2001, the Company granted to each of George F. Harrington and Derrick Ebden a five year non-qualified stock option to purchase 50,000 shares of Common Stock at an exercise price of $.32 per share, which was determined by the Board of Directors to be the fair market value of the Company’s Common Stock on the date of grant.

Equity Compensation Plan Information

The following table provides information as of December 31, 2004 with respect to shares of Company common stock that may be issued under compensation plans or individual compensation arrangements under which equity securities of the Company are authorized for issuance:

	Number of Securities to be issued	Weighted average exercise price
	upon exercise of outstanding	of outstanding options warrants	Number of securities remaining
Plan category	options, warrants and rights	and rights	available for future issuance
	(a)	(b)	(c)
Equity compensation plans (or arrangements) approved by security holders	0	0	0
Equity compensation plans (or arrangements) not approved by security holders(1)	340,000	0.32	0
Total	340,000	0.32	0

(1)    Consists of options to acquire shares of Common Stock, $.01 par value granted to certain members of management and to outside directors in 2000, 2001 and 2003 pursuant to individual written option agreements, not pursuant to a written plan. In each case, the option was granted at the market price on the date of grant, had a term of five years and was exercisable in full on the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 1990 the Company entered into an agreement with APC Cardiovascular Ltd. (“APC Cardiovascular”), a company in which Derrick Ebden, a Director of the Company, is Managing Director and a principal stockholder, pursuant to which APC Cardiovascular was appointed the sole distributor of the Company’s products outside of North America on normal trade terms. Such agreement does not have a fixed term, but is terminable by either party upon one year’s advance written notice. Prior to leaving the employment of the Company in 1990 in connection with the Company’s downsizing of its operations in the United Kingdom, Mr. Ebden had been in charge of the Company’s marketing efforts outside of North and Central America through the Company’s subsidiary, APC Medical Ltd. The Company made sales to APC Cardiovascular of approximately $1,229,939 during 2003 and $1,095,767 during 2004.  All such sales were made on normal trade terms.

PRINCIPAL STOCKHOLDERS AND
STOCKHOLDINGS OF MANAGEMENT

The following table shows, as of August 1, 2005, the number of shares beneficially owned (i) by those stockholders who are known to the Company to own beneficially more than five percent of the outstanding Common Stock of the Company, (including their addresses) (ii) by each director and nominee for director of the Company, (iii) by each named executive officer, and (iv) by all directors and executive officers as a group.

Name	Shares Beneficially Owned as of August 1, 2005		Percentage of Class
Ralph E. Hanson Pace Medical, Inc. 391 Totten Pond Road Waltham, MA 02451	1,053,000	(1)	30.0%
Steven E. Hanson Pace Medical, Inc. 391 Totten Pond Road Waltham, MA 02451	440,000	(2)	11.6%
Paul J. LaRaia, M.D. P.O. Box 4 Salisbury, NH 03268	331,000		9.9%
Derrick Ebden	124,000	(3)	3.6%
George F. Harrington	127,000	(4)	3.7%
Directors and Officers as a Group	1,744,000	(5)	43.2%

(1)   Includes 100,000 shares of Common Stock which Ralph E. Hanson has a right to acquire within 60 days pursuant to the exercise of options. Includes 73,000 shares and options to acquire 60,000 shares held by Mr. Hanson’s spouse, beneficial ownership of which is disclaimed by Mr. Hanson.

(2)   Includes 425,000 shares of Common Stock which Steven E. Hanson has a right to acquire within 60 days pursuant to the exercise of options. Includes 10,000 shares held by Mr. Hanson as custodian for his children, beneficial ownership of which is disclaimed by Mr. Hanson.

(3)   Includes 50,000 shares of Common Stock which Mr. Ebden has a right to acquire within 60 days pursuant to the exercise of options.

(4)   Includes 50,000 shares of Common Stock which Mr. Harrington has a right to acquire within 60 days pursuant to the exercise of options.

(5)   Includes 685,000 shares of Common Stock which officers and directors have a right to acquire within 60 days pursuant to the exercise of options.

Ralph E. Hanson, as beneficial owner of 30% of the outstanding Common Stock of the Company, and as the Company’s Chairman of the Board, and the Company’s Treasurer, may be deemed a controlling person of the Company under the Securities Exchange Act of 1934.

INDEPENDENT AUDITORS

On March 17, 2005 Deloitte & Touche LLP, and its UK affiliate (collectively “Deloitte &Touche”) resigned as the principal independent registered public accounting firm for the Company and for APC Medical, Ltd, the Registrant’s UK subsidiary. On March 17, 2005 the Registrant engaged Vitale, Caturano & Company, Ltd. (“Vitale Caturano”) as the Registrant’s independent registered public accounting firm to audit the financial statements of the Registrant, and Maidment Judd, Chartered Accountants, of Harpenden (Hertfordshire) England, to audit the financial statements of APC Medical, Ltd., the Company’s UK subsidiary.

Deloitte & Touche’s report on the Company’s audited financial statements for each of the years ended December 31, 2002 and 2003, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2002 and 2003, and the interim period between December 31, 2003 and March 17, 2005, there were no disagreements between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte & Touche’s satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Company’s financial statements for those years. Also, during those two years and interim period, there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-B.  A letter from Deloitte & Touche to the Securities and Exchange Commission regarding our change of certifying accountants is attached as Exhibit 16 to our Current Report on Form 8-K filed on March 21, 2005.

During the years ended December 31, 2002, and December 31, 2003, and the interim period between December 31, 2003, and March 17, 2005, the Company did not consult with Vitale Caturano regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matter or reportable event listed in Items 304(a)(2)(i) and (ii) of Regulation S-B.  Representatives of Vitale Caturano are not planning to attend the Annual Meeting.

The following table presents fees for audit services rendered by the Company’s independent auditors for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and 2003, and fees billed for other services during those periods.

	Fiscal Year 2004	Fiscal Year 2003
Audit Fees(1)	$35,500	$35,500
Audit-Related Fees(2)	0	0
Tax Fees(3)	6,900	6,900
Total	$42,400	$42,400

(1)   Audit Fees—Fees for professional services rendered to the Company (or estimates of fees for services to be rendered ) in connection with auditing the Company’s annual financial statements and reviewing the interim financial information included in the Company’s Quarterly Reports on Form 10-QSB.

(2)          Audit-Related Fees—Fees billed to the Company for services related to the audit of the Company’s financial statements that are not reported under Audit Fees, which include due diligence assistance in connection with accounting consultations.

(3)          Tax Fees—Fees billed to the Company related to tax compliance and consultation.

Pre-Approval Policy of Audit and Non-Audit Services of Independent Auditors

The Board of Directors’ policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Board of Directors may delegate pre-approval authority to one or more of its members when expedition of services is necessary. The independent auditors and management are required to periodically report to the Board of Directors regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

ANNUAL REPORT

The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2004, including financial statements and the opinions of the Company’s auditors thereon, is being mailed herewith to each of the Company’s stockholders of record at the close of business on August 1, 2005.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be presented at the next annual meeting of the Company must be received by the Company at its principal executive offices by January 10, 2006 for inclusion in the Company’s proxy statement and form of proxy relating to that meeting and must comply with the applicable requirements of the federal securities laws.

OTHER MATTERS

The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than that shown above. However, if any such other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxies with respect to any such business in accordance with their best judgment.

The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit Proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain Proxies. The Company will also request persons, firms, and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

By order of the Board of Directors,
DRUSILLA F. HAYS, Clerk
August 8, 2005

PACE MEDICAL, INC.

ANNUAL MEETING OF STOCKHOLDERS – SEPTEMBER 8, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned stockholder in Pace Medical, Inc. hereby appoints Ralph E. Hanson and George F. Harrington, and each of them, attorneys, agents and proxies, with power of substitution to each, to vote all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Pace Medical, Inc. to be held at 9:30 A.M., Thursday, September 8, 2005, at the Winchester Country Club, 468 Mystic Street, Winchester, Massachusetts, and at any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED.  IF NO CONTRARY INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THE PROXY STATEMENT, AND, IN THE BEST JUDGMENT OF THE PROXIES, UPON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

(CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE.)

SEE REVERSE SIDE

☒	Please mark votes as
in this example.

1.	To fix the size of the Board at three and to elect
the nominees named in the Proxy Statement.

	Nominees:	Ralph E. Hanson, Steven E. Hanson, George F. Harrington
and Derrick Ebden

☐ For	☐ Withheld

☐
For, except vote withheld from the following nominee(s)

2.	To vote and act upon any other business which may properly
come before the Meeting or any adjournments thereof.

☐ For	☐ Against	☐ Abstain

Signature(s):	Date:

Note:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.